                                                                      Exhibit 21


                        SUBSIDIARIES OF A. SCHULMAN, INC.
                        ---------------------------------

                                                          Jurisdiction
Name                                          of Incorporation/Organization
----                                          -----------------------------
N.V. A. Schulman, Plastics, S.A.                      Belgium
N.V. A. Schulman, S.A.                                Belgium
A. Schulman, S.A. (1)                                 France
A. Schulman Plastics, S.A. (5)                        France
Diffusion Plastique (2)                               France
A. Schulman GmbH                                      Germany
A. Schulman, Inc., Limited                            United Kingdom
A. Schulman Canada Ltd.                               Ontario, Canada
A. Schulman Foreign Sales Corporation                 Virgin Islands
Master Grip, Inc.                                     Ohio
Gulf Coast Plastics, Inc.                             Texas
A. Schulman AG                                        Switzerland
ASI Investments Holding Co.                           Delaware
ASI Akron Land Co.                                    Delaware
ComAlloy International Company                        Ohio
A. Schulman International, Inc.                       Delaware
A. Schulman de Mexico, S.A. de C.V. (3)               Mexico
ASI Employment, S.A. de C.V. (3)                      Mexico
AS Mex Hold, S.A. de C.V. (3)                         Mexico
Texas Polymer Services, Inc.                          Ohio
Polyvin GmbH (4)                                      Germany
A. Schulman Polska Sp. z 0.0. (4)                     Poland
A. Schulman Plastics SpA (1)                          Italy
A. Schulman International Services N.V. (1)           Belgium
A. Schulman Hungary Kft.                              Hungary
PTA. Schulman Plastics, Indonesia (3)                 Indonesia
The Sunprene Company                                  _________
-------------------

(1) Owned by N.V. A. Schulman, S.A.
(2) Owned by A. Schulman, S.A.
(3) Owned by A. Schulman International, Inc.
(4) Owned by A. Schulman GmbH
(5) Owned by N.V. A. Schulman, Plastics, S.A.


                                      21-1